                                                                     Exhibit 3.3
                                AMENDED BY-LAWS
                                      OF
                              COYOTE SPORTS, INC.


                                   ARTICLE I

                                    OFFICES

    Section 1.1 PRINCIPAL OFFICE.
    ----------------------------

    The principal office of the corporation in the State of Nevada shall be located in the City of Reno, County of Washoe. The corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the corporation may require from time to time.



    Section 1.2 REGISTERED OFFICE.
    -----------------------------

    The registered office of the corporation, required by the Nevada Corporation Code to be maintained in the State of Nevada, may be, but need not be, identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.

                                  ARTICLE II

                                 SHAREHOLDERS

    Section 2.1 ANNUAL MEETING.
    --------------------------

    The annual meeting of the shareholders shall be held at such time on such day as shall be fixed by the Board of Directors, commencing with the year 1995, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

    Section 2.2 SPECIAL MEETINGS.
    ----------------------------

    Special meetings of the shareholders, for any purpose or purposes, unless otherwise proscribed by statute, may be called by the Chief Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

    Section 2.3 PLACE OF MEETINGS.
    -----------------------------

    The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

    Section 2.4 NOTICE OF MEETING.
    -----------------------------

    Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meetings provided, however, that if the authorized shares of the corporation are to be increased, at least thirty days notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

    Section 2.5 MEETING OF ALL SHAREHOLDERS.
    ---------------------------------------

    If all of the shareholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

    Section 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
    --------------------------------------------------------------

    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders entitled to vote at any meeting of shareholders. When a determination of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

    Section 2.7 VOTING RECORD.
    -------------------------

    The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during normal business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

    The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of the shareholders.

    Section 2.8 QUORUM.
    ------------------

    One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Nevada Corporation Code and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    Section 2.9 MANNER OF ACTING.
    ----------------------------

    If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these By-Laws.

    Section 2.10 PROXIES.
    --------------------

    At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    Section 2.11 VOTING OF SHARES.
    -----------------------------

    Unless otherwise provided by these By-Laws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

    Section 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS.
    -----------------------------------------------------

    Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

    Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

    Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation, if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

    Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

    Section 2.13 INFORMAL ACTION BY SHAREHOLDERS.
    --------------------------------------------

    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by at least a majority of the shareholders entitled to vote with respect to the subject matter thereof. Facsimilie or telefax signatures shall have the same effect as original signatures on such consents in lieu of a meeting.

    Section 2.14 NO CUMULATIVE VOTING.
    ---------------------------------

    No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of candidates.

                                  ARTICLE III

                              BOARD OF DIRECTORS

    Section 3.1 GENERAL POWERS.
    --------------------------

    The business and affairs of the corporation shall be managed by its Board of Directors.

    Section 3.2 PERFORMANCE OF DUTIES.
    ---------------------------------

    A director of the corporation shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b) and (c) of this Section 3.2; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

    (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent.

    (b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

    (c) A committee of the board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

    Section 3.3 NUMBER, TENURE AND QUALIFICATION.
    --------------------------------------------

    The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director or that number otherwise required by law. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the corporation.

    Section 3.4 REGULAR MEETINGS.
    ----------------------------

    A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Chairman of the Board of Directors or the President or Secretary on the written request of two directors may provide, by resolution, the time and place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

    Section 3.5 SPECIAL MEETING.
    ---------------------------

    Special meetings of the Board of Directors may be called by or at the request of the Chairman or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

    Section 3.6 NOTICE.  Written notice of any special meeting of directors
    ------------------
shall be given as follows:

    By telefax to each director at his business address at least three days prior to the meeting; or

    By personal delivery or telegram at least three days prior to the meeting to the business address of each director, or, in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If notice be given by telegram, such notice shall be deemed to be delivered when the telefax is received by the receiving directors telefax machine or the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    Section 3.7 QUORUM.
    ------------------

    A majority of the number of directors fixed by or pursuant to Section 3.3 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

    Section 3.8 MANNER OF ACTING.
    ----------------------------

    Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    Section 3.9 INFORMAL ACTION BY DIRECTORS.
    ----------------------------------------

    Any action required or permitted to be taken by the Board of Directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof. Facsimilie or telefax signatures shall have the same effect as original signatures on such consents in lieu of a meeting.

    Section 3.10 PARTICIPATION BY ELECTRONIC MEANS.
    ----------------------------------------------

    Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence at the meeting.

    Section 3.11 VACANCIES.
    ----------------------

    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

    Section 3.12 RESIGNATION.
    ------------------------

    Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective.

    Section 3.13 REMOVAL.
    --------------------

    Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Nevada Corporation Code.

    Section 3.14 COMMITTEES.
    -----------------------

    By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall not be proscribed by the Nevada Corporation Code.

    Section 3.15 COMPENSATION.
    -------------------------

    By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and each non-employee director may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or such other compensation, in stock or options as such Board of Directors shall determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    Section 3.16 PRESUMPTION OF ASSENT.
    ----------------------------------

    A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

                                  ARTICLE IV

                                   OFFICERS

    Section 4.1 NUMBER.
    ------------------

    The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, including one or more Vice Presidents, assistant officers, agents, and employees as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The officers of the corporation shall be natural persons, eighteen years of age of older.

    Section 4.2 ELECTION AND TERM OF OFFICE.
    ---------------------------------------

    The principal officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

    Section 4.3 REMOVAL.
    -------------------

    Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

    Section 4.4 VACANCIES.
    ---------------------

    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 4.5 PRESIDENT.
    ---------------------

    The President shall be the chief executive officer of the Board of Directors and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

    Section 4.6 THE VICE PRESIDENT.
    ------------------------------

    If elected or appointed by the Board of Directors, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    Section 4.7 THE SECRETARY.
    -------------------------

    The Secretary shall: (a) keep minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    Section 4.8 THE TREASURER.
    -------------------------

    The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    Section 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.
    ----------------------------------------------------------

    The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

    Section 4.10 BONDS.
    ------------------

    If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

    Section 4.11 SALARIES.
    ---------------------

    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

    Section 5.1 CONTRACTS.
    ---------------------

    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

    Section 5.2 LOANS.
    -----------------

    No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    Section 5.3 CHECKS, DRAFTS, ETC.
    -------------------------------

    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    Section 5.4 DEPOSITS.
    --------------------

    All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VI

            SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

    Section 6.1 REGULATION.  The Board of Directors may make such rules and
    ----------------------
regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

    Section 6.2 CERTIFICATES FOR SHARES.
    -----------------------------------

    Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Nevada, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

    The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

    Section 6.3 CANCELLATION OF CERTIFICATES.
    ----------------------------------------

    All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificates for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

    Section 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES.
    --------------------------------------------------

    Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

    Section 6.3 TRANSFER OF SHARES.
    ------------------------------

    Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares property endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada.

                                  ARTICLE VII

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                                  FISCAL YEAR

    The fiscal year of the corporation shall be as designated from time to time by the Board of Directors.

                                 ARTICLE VIII

                                   DIVIDENDS

    The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE IX

                                CORPORATE SEAL

    The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL".

                                   ARTICLE X

                                  AMENDMENTS

    These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.

                                  ARTICLE XII

                              EXECUTIVE COMMITTEE

    Section 12.1 APPOINTMENT.
    ------------------------

    The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.


    Section 12.2 AUTHORITY.
    ----------------------

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    The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the By-Laws of the corporation.

    Section 12.3 TENURE AND QUALIFICATIONS.
    --------------------------------------

    Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

    Section 12.4 MEETINGS.
    ---------------------

    Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive may waive notice given to any member thereof who attends in per-son. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

    Section 12.5 QUORUM.
    -------------------

    A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

    Section 12.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE.
    ---------------------------------------------------

    Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Facsimilie or telefax signatures shall have the same effect as original signatures on such consents in lieu of a meeting.

    Section 12.7 VACANCIES.
    ----------------------

    Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

    Section 12.8 RESIGNATIONS AND REMOVAL.
    -------------------------------------

    Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 12.9 PROCEDURE.
    ----------------------

    The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                 ARTICLE XIII

                               EMERGENCY BY-LAWS

    The Emergency By-Laws provided in this Article XIII shall be operative during an emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the By-Laws or in the Articles of Incorporation of the corporation or in the Nevada Corporation Code. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

    During such an emergency:

    (a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

    (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

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

    (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officer's so to do.

    (d) The Board of Directors, either before or during any Such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

    (e) No officer, director or employee acting in accordance with these Emergency ByLaws shall be liable except for willful misconduct.

    (f) These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

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